EXHIBIT (5)(a)

FORM OF APPLICATION

Transamerica Life Insurance Company (the Company)
4333 EDGEWOOD ROAD N.E.
CEDAR RAPIDS, IOWA 52499
APPLICATION FOR INDIVIDUAL VARIABLE ANNUITY
PRODUCT NAME: ATLAS PORTFOLIO BUILDER

1. ANNUITANT (Must be a natural person)

Name:

Address:

City, State:

Zip:                            -                               Telephone:

Date of Birth:                                            Age:                       Sex: ☐ Female   ☐ Male

SS#:                                                                                    Citizenship: ☐ U.S.  ☐ Other

2. POLICY OWNER (If other than annuitant)

If the owner is a trust, please provide verification of trustees.
Name:

Address:

City, State:

Zip:                            -                               Telephone:

Date of Birth:                                            Age:                       Sex: ☐ Female   ☐ Male

SS#:                                                                                    Citizenship: ☐ U.S.  ☐ Other

3.  ☑ JOINT POLICY OWNER  ☐ CONTINGENT POLICY OWNER

If the owner is a trust, please provide verification of trustees.
Name:

Address:

City, State:

Zip:                            -                               Telephone:

Date of Birth:                                            Age:                       Sex: ☐ Female   ☐ Male

SS#:                                                                                    Citizenship: ☐ U.S.  ☐ Other

4. BENEFICIARY DESIGNATION (Include Relationship to Annuitant)

PRIMARY:	/
	/	Relationship
PRIMARY:	/
	/	Relationship
PRIMARY:	/
	/	Relationship
PRIMARY:	/
	/	Relationship
CONTINGENT:	/
	/	Relationship
CONTINGENT:	/
	/	Relationship
CONTINGENT:	/
	/	Relationship
CONTINGENT:	/
	/	Relationship

5. TYPE OF ANNUITY

☐ Non-qualified	☐ IRA (Also complete Box 6)
☐ Other	☐ SEP (Also complete Box 6)

6. IRA/SEP INFORMATION

$ __________ Contribution for tax year _________________

$ __________ Trustee to trustee transfer

$ __________ Rollover from: (Check One) o 403(b) o Pension

Other	Qualified Plan (specify): _______________________________

7. PURCHASE PAYMENT(Make check payable to Transamerica Life Insurance Company)

INITIAL PREMIUM AMOUNT  $

8. ALLOCATION OF PREMIUM PAYMENTS (Whole percentages only)

Aggressive Asset Allocation	0.0%

AIM V.I. Core Equity Fund	.0%

AIM V.I. Growth Fund	.0%

AIM V.I. Premier Equity Fund	.0%

Alger Aggressive Growth	.0%

Alliance Growth Portfolio—Class B	.0%

Alliance Premier Growth Portfolio—Class B	.0%

Alliance Technology Portfolio—Class B	.0%

Atlas Balanced Growth Portfolio	.0%

Capital Guardian Value	.0%

Conservative Asset Allocation	.0%

Dreyfus VIF—Appreciation Portfolio—Initial Class	.0%

Dreyfus VIF—Disciplined Stock Portfolio—Initial Class	.0%

Dreyfus VIF—Growth and Income Portfolio—Initial Class	.0%

Dreyfus VIF—Quality Bond Portfolio—Initial Class	.0%

Dreyfus VIF—Small Cap Portfolio—Initial Class	.0%

Dreyfus Small Cap Value	.0%

Dreyfus Socially Responsible Growth Fund—Initial Class	.0%

Federated High Income Bond Fund II	.0%

Federated Utility Fund II	.0%

Janus Aspen—Aggressive Growth Portfolio—Service Shares	.0%

Janus Aspen—Balanced Portfolio—Service Shares	.0%

Janus Aspen—Growth Portfolio—Service Shares	.0%

Janus Aspen—International Growth Portfolio—Service Shares	.0%

Janus Aspen—Worldwide Growth Portfolio—Service Shares	.0%

Janus Growth (A/T)	.0%

Moderate Asset Allocation	.0%

Moderately Aggressive Asset Allocation	.0%

T. Rowe Price Equity Income	.0%

T. Rowe Price Growth Stock	.0%

Van Kampen Emerging Growth	.0%

Transamerica Life Insurance Company—Fixed Account Options
One Year Fixed Option:	.0%

Guaranteed Period Options (with Excess Interest Adjustment):	5 YEARS	.0%

	7 YEARS	.0%

INVESTMENT ALLOCATIONS MUST TOTAL 100%

9. TELEPHONE TRANSFER/REALLOCATION AUTHORIZATION

☐ I authorize changing the allocation of any purchase payments and/or to transfer funds among my investment choices based on my telephone instructions.

I am aware that telephone instructions will be recorded to protect me and the company and will be put into effect only when proper identification is provided.

10. WILL THIS ANNUITY REPLACE ANY EXISTING ANNUITY OR LIFE INSURANCE POLICY?
☐ NO ☐ YES—Please state Policy No. and Company Name:
11.
If the annuitant is not the owner. You, the owner, may elect the following regarding payment of the death benefit. If this election is not made, the owner will become the annuitant and the death benefit will not be payable until the death of the owner.

☐ At the Annuitant’s death, I wish to have the death benefit paid to the named beneficiary. (Policy Owner Initials required for this option)	Policy Owner(s) Initials

ATVA-APP 397	Standard ATLAS PORTFOLIO BUILDER 5/02

APPLICATION FOR VARIABLE ANNUITY POLICY

12. DOLLAR COST AVERAGING

By signing below I authorize the Company to transfer funds from the One Year Fixed Option to invest in the portfolio(s), as indicated below. Transfers will be made monthly, unless indicated differently below. I understand that the transfers will continue until I terminate the program in writing. I also understand that the Dollar Cost Averaging program is subject to the rules and restrictions associated with the Transamerica Life Insurance Company policy.

Please Invest In Following Accounts For Each Transfer (Allocation Must Total 100%):
Please Invest:	Aggressive Asset Allocation	0.0%	Dreyfus VIF—Disciplined Stock Portfolio—Initial Class	.0%	Janus Aspen—Balanced Portfolio Service Shares	.0%

$__________________	AIM V.I. Core Equity Fund	0.0%	Dreyfus VIF—Growth and Income Portfolio—Initial Class	.0%	Janus Aspen—Growth Portfolio—Service Shares	.0%

	AIM V.I. Growth Fund	.0%	Dreyfus VIF—Quality Bond Portfolio—Initial Class	.0%	Janus Aspen—International Growth Portfolio—Service Shares	.0%

	AIM V.I. Premier Equity Fund	.0%	Dreyfus VIF—Small Cap Portfolio—Initial Class	.0%	Janus Aspen—Worldwide Growth Portfolio—Service Shares	.0%

	Alger Aggressive Growth Portfolio	.0%	Dreyfus Small Cap Value	.0%	Janus Growth (A/T)	.0%

________ Monthly Transfers	Alliance Growth Portfolio—Class B	.0%	Dreyfus Socially Responsible Growth Fund—Initial Class	.0%	Moderate Asset Allocation	.0%

________ Quarterly Transfers	Alliance Premier Growth Portfolio—Class B	.0%	Federated High Income Bond Fund II	.0%	Moderately Aggressive Asset Allocation	.0%

	Alliance Technology Portfolio—Class B	.0%	Federated Utility Fund II	.0%	T. Rowe Price Equity Income	.0%

	Atlas Balanced Growth Portfolio	.0%	Janus Aspen—Aggressive Growth Portfolio—Service Shares	.0%	T. Rowe Price Growth Stock	.0%

	Capital Guardian Value	.0%			Van Kampen Emerging Growth	.0%

	Conservative Asset Allocation	.0%				.0%

	Dreyfus VIF—Appreciation Portfolio—Initial Class	.0%			Total	100.0%

13. ASSET REBALANCING...Not available when Dollar Cost Averaging is in effect or when any other transfer is requested.

By signing below, I am authorizing the Company to automatically transfer amounts among the One Year Fixed Option and the sub-accounts (as indicated below) on a regular basis to maintain a desired allocation. Asset Rebalancing is not available for any amounts in the Guaranteed Period Options of the Fixed Account nor when Dollar Cost Averaging is in effect. Rebalance In Following Accounts (Allocation must equal 100%)
	Aggressive Asset Allocation	0.0%	Dreyfus VIF—Disciplined Stock Portfolio—Initial Class	.0%	Janus Aspen—Balanced Portfolio Service Shares	.0%

Rebalance:	AIM V.I. Core Equity Fund	0.0%	Dreyfus VIF—Growth and Income Portfolio—Initial Class	.0%	Janus Aspen—Growth Portfolio—Service Shares	.0%

☑ Monthly	AIM V.I. Growth Fund	.0%	Dreyfus VIF—Quality Bond Portfolio—Initial Class	.0%	Janus Aspen—International Growth Portfolio—Service Shares	.0%

☐ Quarterly	AIM V.I. Premier Equity Fund	.0%	Dreyfus VIF—Small Cap Portfolio—Initial Class	.0%	Janus Aspen—Worldwide Growth Portfolio—Service Shares	.0%

☐ Semi-Annual	Alger Aggressive Growth Portfolio	.0%	Dreyfus Small Cap Value	.0%	Janus Growth (A/T)	.0%

☐ Annual	Alliance Growth Portfolio—Class B	.0%	Dreyfus Socially Responsible Growth Fund—Initial Class	.0%	Moderate Asset Allocation	.0%

Date to Begin:	Alliance Premier Growth Portfolio—Class B	.0%	Federated High Income Bond Fund II	.0%	Moderately Aggressive Asset Allocation	.0%

/ /	Alliance Technology Portfolio—Class B	.0%	Federated Utility Fund II	.0%	T. Rowe Price Equity Income	.0%

	Atlas Balanced Growth Portfolio	.0%	Janus Aspen—Aggressive Growth Portfolio—Service Shares	.0%	T. Rowe Price Growth Stock	.0%

	Capital Guardian Value	.0%			Van Kampen Emerging Growth	.0%

	Conservative Asset Allocation	.0%				.

	Dreyfus VIF—Appreciation Portfolio—Initial Class	.0%			Total	100.0%

To the best of my knowledge and belief, my answers to the questions on this application are correct and true, and I agree that this application shall be a part of any annuity policy issued to me. I also understand that the Company reserves the right to reject any application or purchase payment. If this application is declined, there shall be no liability on the part of the Company and any purchase payments submitted shall be returned.
I UNDERSTAND THAT ANNUITY PAYMENTS AND TERMINATION VALUES, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT OF THE COMPANY, ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.
Receipt of a current prospectus of the Atlas Portfolio Builder Variable Annuity and underlying funds is hereby acknowledged.
☐ Please check if you wish to receive the Statement of Additional Information. Clear Form
I HAVE REVIEWED MY EXISTING ANNUITY COVERAGE AND FIND THIS POLICY IS SUITABLE FOR MY NEEDS.

When funds are allocated to the Guaranteed Periods of the Fixed Account, cash values under the policy may increase or decrease in accordance with the Excess Interest Adjustment prior to the end of any Guaranteed Period.

14a. BE SURE TO COMPLETE THIS SECTION
Under penalties of perjury, I hereby certify (1) that the Social Security or Tax ID Number provided is correct and (2) that I am currently not subject to backup withholding [cross out (2) if not correct] (see below). The Internal Revenue Service does not require your consent to any provision of this application other than the certifications required to avoid backup withholding.**

Signed at                                                                                                this                                  day of                     ,
(City, State)

Annuitant Signature	Owner Signature (if different from Annuitant)	Joint Owner ( successor owner signature)

14b.
Spousal consent is required when spouse is not designated a Policy Owner and/or a Primary Beneficiary if the policy is purchased in or the Owner(s) reside in a community property or marital property state (AZ, CA, and TX). By signing below, I (consenting spouse) hereby give my consent to the designation of any person or entity as primary beneficiary or owner of the policy being applied for. I understand that such designation may change the community property or marital property rights I may have in the policy.

If there is no spouse, please indicate marital status by checking applicable box: ☐ Never married; or ☐ Spouse deceased; or ☐ I am divorced	Signature of Spouse	Date Signed

15a. SELLING AGENT USE ONLY — NOT TO BE FILLED IN BY APPLICANT
I HAVE REVIEWED THE APPLICANT’S EXISTING ANNUITY COVERAGE AND FIND THIS POLICY IS SUITABLE FOR HIS/HER NEEDS.

	( ) -		/ /

Agent Name (Please Print)	Agent Telephone	Licensed Agent Signature	Date

Agent Address		Agent Number/Branch

15b. Do you have reason to believe the policy applied for is to replace any existing annuity or insurance owned by applicant?
☐ No	☐ Yes, Company Name

Please make check payable to TRANSAMERICA LIFE INSURANCE COMPANY

**Purpose of Statement. This statement is for the payor (Insurance Company) of interest, dividends, and certain other payments so that you will not be subject to the 31% backup withholding that became effective January 1, 1984.
This statement is used to report and certify your taxpayer identification number (TIN) to the payor, to certify that you are not subject to backup withholding because of underreporting interest and dividends on your tax return, and to claim exemption from backup withholding if you are an exempt payee.
If you do not certify your TIN, the payor may be required to withhold 31% of payments made to you.
What is Backup Withholding. The Interest and Dividend Tax Compliance Act of 1983 requires payors to withhold and pay to IRS 31% of payments of interest, dividends, and certain other payments under certain conditions. This is called ”backup withholding.” If you give your correct TIN, certify your TIN when required, and report all your taxable interest and dividends on your tax return, your payments will not be subject to backup withholding.
Payments you receive will be subject to backup withholding if:
(1 You do not furnish your TIN to the payor, or; (2) IRS notifies the payor that you furnished an incorrect TIN, or; (3) You are notified by IRS that you are subject to backup withholding because you failed to report all your interest and dividends on your tax return (for interest and dividend accounts only), or; (4) You fail to certify to the payor that you are not subject to backup withholding under (3) above (for interest and dividend accounts opened after 1983 only), or; (5) You fail to certify your TIN. This applies only to interest, dividend broker, or barter exchange accounts opened after 1983, or broker accounts considered inactive in 1983.
For other payments, you are subject to back withholding only if (1) or (2) above applies.

ATVA-APP-397B
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